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EXHIBIT 10.9

FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT

        THIS FIRST AMENDMENT ("Amendment"), dated as of the 30th day of December, 2003, by and between PAWNMART, INC. and XPONENTIAL, INC. (collectively, "Borrower"), and COMERICA BANK, a Michigan banking corporation ("Bank");

WITNESSETH:

        WHEREAS, Borrower and Bank are parties to that certain Revolving Credit Agreement dated as of May 19, 2003 (the "Agreement");

        WHEREAS, Borrower and Bank desire to amend the Agreement, as herein provided;

        NOW, THEREFORE, in consideration of the premises and the mutual promises herein contained, Borrower and Bank hereby agree as follows:

        1.     The following definitions in Section 1.1 of the Agreement are hereby deleted and replaced with the following:

        "'Applicable Interest Rate' shall mean the Fixed Rate.

        'Commitment Amount' shall mean Four Million Dollars ($4,000,000), or such base amount to which it is or may be reduced from time to time pursuant to Sections 2.12 and 2.13 hereof.

        'Maturity Date' shall mean June 30, 2004."

        2.     The following new definition is hereby added to the Agreement in appropriate alphabetical order:

        'Fixed Rate' shall mean a fixed rate of interest equal to 9% per annum."

        3.     The definitions of "Prime-based Loan", "Prime-based Rate" and "Prime Rate" are hereby deleted in their entirety from the Agreement.

        4.     Any and all references to the terms "Prime-based Loan", "Prime-based Rate" and "Prime Rate" are hereby deleted in their entirety from the Agreement and any reference to the "Prime-based Rate" is hereby replaced with the "Fixed Rate".

        5.     Section 2.10 of the Agreement is hereby deleted in its entirety and replaced with the following:

          "2.10    Default Interest.    Notwithstanding anything herein to the contrary, in the event and so long as an Event of Default shall exist, all principal outstanding under the Note shall bear interest, payable on demand, from the date of such Event of Default at a rate per annum equal to twelve percent (12%) (but in no event in excess of the maximum rate permitted by law)."

        6.     Section 2.11 of the Agreement is hereby deleted in its entirety and replaced with the following:

          "2.13    Mandatory Commitment Reduction.    Commencing on February 1, 2004 and on the first day of each calendar month thereafter, through and including June 1, 2004, the Commitment Amount shall be automatically reduced by One Hundred Thousand Dollars ($100,000), and in the event that the Commitment Amount as so reduced is less than the amount of Loan then outstanding, Borrower shall immediately prepay the Loan in an amount, if any, by which Advances under the Loan exceed the Commitment Amount as so reduced."

        7.     Section 2.12 of the Agreement is hereby amended by amending the caption of such Section to read "Voluntary Commitment Reduction".

        8.     Borrower agrees to pay to Bank, upon demand by Bank, all fees and expenses, including, without limitation, attorneys' fees and expenses, whether of inside or outside counsel, (including without limitation those of Miller, Canfield, Paddock and Stone, P.L.C. ("Miller, Canfield")) incurred by the Bank in connection with negotiations between the Borrower and the Bank, the preparation of this Amendment, and the documents and instruments relating hereto. Borrower further agrees to pay to Bank a non-refundable origination fee in the amount of One Hundred Ten Thousand Dollars ($110,000) with respect to the Loan. Such origination fee shall be deemed earned in full by Bank upon Borrower's execution and delivery of this Amendment to Bank. Eighty Thousand Dollars ($80,000) of such amount shall be due and payable upon Borrower's execution hereof and the remaining Thirty Thousand Dollars ($30,000) shall be due and payable on or before April 30, 2004. Notwithstanding the foregoing, Bank agrees to waive the remaining Thirty Thousand Dollars ($30,000) installment of the origination fee so long as Borrower irrevocably pays the Indebtedness (as defined in the Agreement) in full on or before April 30, 2004 and the Indebtedness is not subject to being rescinded, disgorged or otherwise recovered from Bank under any applicable law. Any breach of an obligation hereunder shall constitute an Event of Default under the Agreement.

        9.     Borrower hereby represents and warrants that, after giving effect to the amendments obtained herein, (a) the execution, delivery and performance of this Amendment and any other documents and instruments required under this Amendment or the Agreement are within Borrower's powers and authorities, have been duly authorized, are not in contravention of law or the terms of Borrower's organizational documents, and do not require the consent or approval any governmental body, agency, or authority; and this Amendment and any other documents and instruments required under this Amendment or the Agreement to which Borrower is a party or by which it is otherwise bound, will be valid and binding in accordance with their terms; and (b) the continuing representations and warranties of Borrower set forth in Sections 5.1 through 5.15 of the Agreement are true and correct on and as of the date hereof with the same force and effect as if made on and as of the date hereof.

        10.   Borrower certifies that no Default or Event of Default (as defined in the Agreement) has occurred and is continuing as of the date hereof, except for the "Identified Default". For purposes hereof, the "Identified Default" shall mean only the default for making a loan to American IronHorse Motorcycle Company, Inc. in the amount of $1,000,000 as evidenced by a Secured Promissory Note dated as of October 3, 2003 (the "Motorcycle Note") in violation of Section 6.5 of the Agreement. Bank hereby waives any Default or Event of Default (as defined in the Agreement) arising from the "Identified Default" so long as Borrower delivers to Bank the original Motorcycle Note and an assignment of the Motorcycle Note and all security therefor in form acceptable to Bank. This Amendment shall not be construed as a waiver by Bank of any other Defaults or Events of Default (as defined in the Agreement) by Borrower that may exist under or in connection with the Agreement or the Note.

        11.   The waivers provided herein shall extend to and cover only the matters expressly described herein and shall not act as or constitute waivers of or consents to any other Default, Event of Default, transaction, act or omission, whether related or unrelated to the foregoing, and the Agreement, as amended hereby, and the Note, continues to be valid, binding and enforceable according to the terms stated therein. Further, said waivers shall not extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly waived hereby, or impair any right of Bank consequent therefrom. All terms and conditions of the Agreement, as so amended, and the Note, shall remain in full force and effect and are hereby acknowledged and ratified by Borrower.

        12.   All the terms used herein which are defined in the Agreement shall have the same meanings as used therein, unless the context clearly requires otherwise.

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        13.   Borrower expressly acknowledges and agrees (a) that except as expressly amended herein, the Agreement and related documents shall remain in full force and effect and the foregoing are hereby ratified, confirmed and restated, and (b) that there are no commitments by the Bank to amend, modify, or otherwise change the terms and conditions of the Agreement and the documents related thereto.

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the day and year first set forth above.

PAWNMART, INC.
By:	/s/ ROBERT W. SCHLEIZER Robert W. Schleizer, Chief Financial Officer
XPONENTIAL, INC.
By:	/s/ ROBERT W. SCHLEIZER Robert W. Schleizer, Chief Financial Officer
COMERICA BANK
By:	/s/ JOSEPH SULLIVAN Joseph Sullivan, Senior Vice President, Texas Division

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REVOLVING NOTE

$4,000,000	Detroit, Michigan December 30, 2003

        FOR VALUE RECEIVED, on or before the Maturity Date, PAWNMART, INC., a Nevada corporation and XPONENTIAL,  INC., a Delaware corporation (collectively, "Company") promises to pay to the order of COMERICA BANK, a Michigan banking corporation ("Bank") at its main office at One Detroit Center, Detroit, Michigan, in lawful money of the United States of America so much of the principal sum of FOUR MILLION DOLLARS ($4,000,000) as shall have been advanced and then be outstanding hereunder and all the accrued and unpaid interest thereon. Notwithstanding the foregoing, the maximum amount available hereunder shall be reduced by One Hundred Thousand Dollars ($100,000) each calendar month, commencing on February 1, 2004 and on the first day of each calendar month thereafter, through and including June 1, 2004, and in the event that the Commitment Amount as so reduced is less than the amount of the Loan then outstanding, Company shall immediately prepay the Loan in an amount, if any, by which Advances under the Loan exceed the Commitment Amount as so reduced.

        Capitalized terms used herein and not defined to the contrary have the meanings given them in the Revolving Credit Agreement dated as of May 19, 2003, as amended, between Company and Bank ("Agreement") to which reference is hereby made.

        Interest on the Advances from time to time outstanding shall bear interest at the Applicable Interest Rate; provided, however, that in the event and so long as there shall exist an Event of Default, the principal balance from time to time outstanding shall bear interest at the rates provided in Section 2.5 of the Agreement. Interest shall be computed on the basis of a 360 day year and assessed for the actual number of days elapsed. Interest shall be payable on all Advances, monthly, on the first Business Day of each month, commencing on January 1, 2004.

        This Note is note under which advances, repayments and readvances may be made subject to the terms and conditions of the Agreement. This Note evidences borrowing under, is subject to, is secured in accordance with, and may be matured under, the terms of the Agreement, to which reference is hereby made. As additional security for this Note, Company grants Bank a lien on all property and assets including deposits and other credits of the Company, at any time in possession or control of or owing by Bank for any purpose.

        Company hereby waives presentment for payment, demand, protest and notice of dishonor and nonpayment of this Note and agrees that no obligation hereunder shall be discharged by reason of any extension, indulgence, release, or forbearance granted by any holder of this Note to any party now or hereafter liable hereon or any present or subsequent owner of any property, real or personal, which is now or hereafter security for this Note. Any transferees of, or endorser, guarantor or surety paying this Note in full may succeed to all rights of Bank, and Bank shall be under no further responsibility for the exercise thereof or the loan evidenced hereby. Nothing herein shall limit any right granted Bank by other instrument or by law.

        This Note shall be governed by and construed in accordance with the laws of the State of Michigan.

        This Note amends and restates (in part) that certain $4,500,000 Revolving Note dated as of May 19, 2003, executed and delivered by the undersigned in favor of Bank, and constitutes replacement and renewal evidence of the indebtedness evidenced by such prior note.

PAWNMART, INC.
By:	/s/ ROBERT W. SCHLEIZER Robert W. Schleizer, Chief Financial Officer
XPONENTIAL, INC.
By:	/s/ ROBERT W. SCHLEIZER Robert W. Schleizer, Chief Financial Officer

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FIRST AMENDMENT TO SECURITY AGREEMENT

        This First Amendment to Security Agreement ("First Amendment") is made this 30th day of December, 2003 by XPONENTIAL, INC. ("Debtor") in favor of Comerica Bank ("Bank").

        WHEREAS, Debtor executed a certain Security Agreement (All Assets) in favor of Bank on May 19, 2003 (the "Security Agreement") to collaterally secure unto Bank payment and performance when due, whether by stated maturity, demand, acceleration or otherwise, all existing and future indebtedness to Bank of Debtor and Pawnmart, Inc. ("Borrower"), which indebtedness includes, without limit, any and all obligations of Debtor and Borrower to Bank, whether absolute or contingent, direct or indirect, voluntary or involuntary, liquidated or unliquidated, joint or several, known or unknown; and

        WHEREAS, Debtor and Bank desire to amend the Security Agreement on the terms and conditions hereof;

        NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is agreed as follows:

        1.     Clause (e) of Paragraph 1 of the Security Agreement is hereby deleted in its entirety and replaced with the following:

  (e)
  all of Debtor's right, title and interest in the securities account denominated as account no. BJX-169293 (the "Account") maintained at Comerica Securities, Inc. and all cash, securities, bonds, investment property or financial assets now or hereafter deposited or maintained in, or credited to, the Account into which Debtor has deposited or will deposit Two Million Five Hundred Thousand Dollars ($2,500,000). Any interest earned with respect to the funds in the Account will not constitute Collateral and Debtor shall be entitled to receive the interest accrued at any time,".

        2.     Paragraph 7 of the Security Agreement is hereby deleted in its entirety and replaced with the following:

  "7.
  Special Provisions Applicable to this Agreement.

  a.
  Debtor shall at all times maintain a cash value of not less than Two Million Five Hundred Thousand Dollars ($2,500,000) (the "Minimum Amount") in the Account. In the event the balance in the Account falls below the Minimum Amount, Debtor shall have forty eight (48) hours to increase the balance in the Account to at amount equal to least the Minimum Amount and failure to do so shall constitute an Event of Default.

  b.
  Debtor shall report the outstanding balance in the Account to Bank on the Borrowing Base Amount report required to be furnished to Bank pursuant to the Revolving Credit Agreement among Debtor, Borrower and Bank dated as of May 19, 2003, as amended, and deliver such supporting information as Bank may reasonably require."

        3.     All capitalized terms herein, unless otherwise defined, shall have the meanings ascribed thereto in the Security Agreement.

        4.     Except as amended hereby, the Security Agreement shall remain unchanged and shall be in full force and effect, enforceable in accordance with its terms.

        IN WITNESS WHEREOF, this First Amendment has been executed as of the day first stated above.

XPONENTIAL, INC.
By:	/s/ ROBERT W. SCHLEIZER Robert W. Schleizer, Chief Financial Officer
COMERICA BANK
By:	/s/ JOSEPH SULLIVAN Joseph Sullivan, Senior Vice President, Texas Division

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FIRST AMENDMENT TO ACCOUNT CONTROL AGREEMENT

        This First Amendment to Account Control Agreement ("First Amendment") is made this 30th day of December, 2003 among COMERICA BANK("Bank"), XPONENTIAL, INC. ("Pledgor") and COMERICA SECURITIES, INC. ("Securities Intermediary").

        WHEREAS, Bank, Pledgor and Securities Intermediary executed a certain Account Control Agreement in favor of Bank on May 19, 2003 (the "Account Control Agreement") in connection with a Security Agreement dated as of May 19, 2003, as amended, by Pledgor to Bank; and

        WHEREAS, Pledgor, Bank and Securities Intermediary desire to amend the Account Control Agreement on the terms and conditions hereof;

        NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is agreed as follows:

        1.     Paragraph 4 of the Account Control Agreement is hereby deleted in its entirety and replaced with the following:

          "4.   No Withdrawals. Notwithstanding the provisions of Section 3 above, Securities Intermediary shall neither accept nor comply with any entitlement order from Pledgor withdrawing any financial assets from the Account or directing the transfer of any financial assets held in the Account to any other account maintained at Securities Intermediary or any other entity other than Secured Party nor deliver any such financial assets to Pledgor nor pay any free credit balance or other amount owing, from Securities Intermediary to Pledgor with respect to the Account without the prior written consent of Secured Party; provided, however Pledgor may withdraw financial assets from the Account so long as Pledgor at all times maintains a cash value of not less than Two Million Five Hundred Thousand Dollars ($2,500,000) in the Account."

        2.     All capitalized terms herein, unless otherwise defined, shall have the meanings ascribed thereto in the Account Control Agreement.

        3.     Except as amended hereby, the Account Control Agreement shall remain unchanged and shall be in full force and effect, enforceable in accordance with its terms.

        IN WITNESS WHEREOF, this First Amendment has been executed as of the day first stated above.

XPONENTIAL, INC.
By:	/s/ ROBERT W. SCHLEIZER Robert W. Schleizer, Chief Financial Officer
COMERICA BANK
By:	/s/ JOSEPH SULLIVAN Joseph Sullivan, Senior Vice President Texas Division
COMERICA SECURITIES, INC.
By:	/s/ PAMELA K. COLLINS Pamela K. Collins Regional Operations Manager-Vice President

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COLLATERAL ASSIGNMENT OF NOTE AND SECURITY AGREEMENT

        This Collateral Assignment of Note and Security Agreement, dated as of the 30th day of December, 2003, by and from XPONENTIAL, INC.("Xponential"), INVESTORS STRATEGIC PARTNERS I, LTD. AND CURTISWOOD CAPITAL, LLC (collectively with Xponential, the "Creditors", DWAYNE A. MOYERS, AS AGENT FOR THE CREDITORS ("Agent", together with the Creditors, the "Assignor"), to and for the benefit of COMERICA BANK, a Michigan banking corporation ("Assignee").

        FOR VALUABLE CONSIDERATION, the receipt of which is hereby acknowledged, Assignor hereby agrees as follows:

        1.    Assignment and Grant.    As security for any and all indebtedness and liabilities whatsoever of Xponential and Pawnmart, Inc. (collectively, "Borrower") to Assignee, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and howsoever evidenced, including obligations arising from applications or agreements for the issuance of letters of credit or otherwise (collectively, the "Indebtedness"), and to secure the performance by Assignor of its covenants and warranties hereunder, Assignor does hereby sell, assign, transfer, grant and set over to Assignee all of Xponential's right, title and interest in and to that certain Secured Promissory Note in the face amount of $1,000,000, dated as of October 3, 2003, from American IronHorse Motorcycle Company, Inc., a Texas corporation (the "Debtor") to Assignor (the "Motorcycle Note") and all amounts payable by the maker thereunder, and the Security A as of October 3, 2003 from the Debtor to Assignor (the "Motorcycle Security Agreement") and all of Assignor's rights and remedies under the Motorcycle Note and Motorcycle Security Agreement, and in all additions, attachments, accessions, replacements, substitutions, renewals and cash and non-cash proceeds thereof or therefor, wherever situated, now owned or hereafter acquired (all the foregoing being collectively referred to as the "Collateral").

        This Assignment and Security Agreement is made solely as collateral security for the Indebtedness and for the obligations of Assignor hereunder. Upon payment in full of the Indebtedness and all other sums payable thereunder or hereunder, this Assignment and Security Agreement shall terminate and all rights and interests herein assigned and granted to the Assignee shall revert to the Assignor.

        2.    Representations and Warranties of Assignor.    The Assignor represents and warrants to the Assignee that:

  (a)
  The sole original Motorcycle Note and a true and complete copy of the Motorcycle Security Agreement have been delivered to Assignee;

  (b)
  The Motorcycle Note and Motorcycle Security Agreement are genuine, enforceable and in full force and effect according to their terms, have not been amended or replaced and are not in default (nor has there occurred any event which, with the giving of notice or the passage of time, or both, would constitute such a default);

  (c)
  As of the date hereof there exists no other assignment or security interest of or in the Motorcycle Note or the collateral described in the Motorcycle Security Agreement, except as set forth in that certain Subordination Agreement dated October 3, 2003 (the "Existing Subordination Agreement") among the Creditors, Agent, American IronHorse Motorcycle Company, Inc. and Textron Financial Corporation ("Textron"), a true and complete copy of which has been delivered to Assignee.

        3.    Covenants and Agreements of Assignor.    The Assignor covenants and agrees that the Assignee shall have all of the rights and remedies with respect to the Collateral of a secured party under Article 9 of the Uniform Commercial Code of Michigan and under any and all security agreements, if any, from Assignor to Assignee. For so long as this Assignment and Security Agreement is in effect, Assignor agrees (a) subject to the terms of the Existing Subordination Agreement, to endorse and deliver to Assignee all payments on, or other proceeds of, the Collateral received by Assignor from any source, in the form received by Assignor without commingling with any funds belonging to Assignor and forthwith to deliver to Assignee all property in Assignor's possession or hereafter coming into Assignor's possession through enforcement of any of Assignor's rights or interests in the Collateral, and (b) except as set forth in the Existing Subordination Agreement, no into any agreement subordinating, amending, modifying or terminating the Motorcycle Note and the Motorcycle Security Agreement, and any such attempted subordination, amendment, modification or termination shall be void.

        4.    Covenants and Agreements of Assignee.    Assignee covenants and agrees that the Collateral is assigned to Assignee subject to the terms, provisions and conditions of the Existing Subordination Agreement and Assignee shall be bound by the terms, provisions and conditions of the Existing Subordination Agreement until the Senior Creditor Indebtedness (as defined in the Existing Subordination Agreement) has been fully, finally and indefeasibly paid in cash and all financing arrangements and commitments between Creditors and Textron have been terminated.

        5.    Waiver and Release.    Subject to the terms of the Existing Subordination Agreement, Assignor agrees that Assignee may, in Assignor's name, endorse all notes or remittances received from the maker of the Motorcycle Note.

        6.    Severability.    If any term or provision of this Agreement and Security Agreement or any application thereof shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Assignment and Security Agreement and of any other application of such term or provision shall not in any way be affected or impaired thereby.

        7.    Successors and Assigns.    This Assignment and Security Agreement shall be binding upon the parties hereto and their respective successors and assigns.

        8.    Governing Law.    This Assignment and Security Agreement shall in all respects be governed by and construed in accordance with the laws of the State of Michigan. Section headings in this Assignment and Security Agreement are included for convenience only and shall not affect the meaning hereof for any purpose.

        IN WITNESS WHEREOF, Assignor has caused this Assignment and Security Agreement to be duly executed as of the date and year first above written.

ASSIGNORS
XPONENTIAL, INC.
	By:	/s/ ROBERT W. SCHLEIZER Robert W. Schleizer, Chief Financial Officer
INVESTORS STRATEGIC PARTNERS I, LTD.
	By:	/s/ DWAYNE A. MOYERS Dwayne A. Moyers, Agent
CURTISWOOD CAPITAL, LLC
	By:	/s/ DWAYNE A. MOYERS Dwayne A. Moyers, Agent
Dwayne A. Moyers, as agent for Xponential, Inc., Investors Strategic Partners I, Ltd. and Curtiswood Capital, LLC
Acknowledged and Agreed to by:
TEXTRON FINANCIAL CORPORATION
By:
Its:

ASSIGNMENT SEPARATE FROM NOTE

        Date: December 30, 2003

        FOR VALUE RECEIVED, the undersigned hereby assigns and transfers to COMERICA BANK, a Michigan banking corporation, whose address is 500 Woodward Avenue, Detroit, Michigan 48226, that certain Secured Promissory Note made as of October 3, 2003, in the original principal amount of $1,000,000 by American Iron Horse Motorcycle Company to the order of the undersigned.

XPONENTIAL, INC.
By:	/s/ ROBERT W. SCHLEIZER Robert W. Schleizer, Chief Financial Officer

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  EXHIBIT 10.9
FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT
REVOLVING NOTE
FIRST AMENDMENT TO SECURITY AGREEMENT
FIRST AMENDMENT TO ACCOUNT CONTROL AGREEMENT
COLLATERAL ASSIGNMENT OF NOTE AND SECURITY AGREEMENT
ASSIGNMENT SEPARATE FROM NOTE